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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Triple-S Management Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Casting Away or Casting Your Vote?
Dear Shareholder:
Now you have an excellent opportunity to propel forward the diversification and evolution of Triple-S Management Corporation.
The approval of the proposals presented by the Board of Directors makes viable the possibility of making an initial public offering (IPO). This benefits you, our shareholder, as it allows you to attain the value of your shares. Our Corporation needs your vote to continue moving forward as the leader in Puerto Rico’s insurance industry.
But we can only achieve this if you vote at the Annual Meeting or send your Proxy so that you may be represented.
Send your Proxy by fax at (787) 706-4023 or at (787) 749-4191.
Don’t cast away your vote!

NOW IT’S YOUR TURN
Dear Shareholder:
Our Board of Directors has prepared a series of proposals to make an initial public offering (IPO) and to transform our Corporation into a public company.
If you approve the proposals, you will be able to transfer your shares, in addition to giving the Corporation the liquidity that it needs to propel its development and diversification. This benefits you, our shareholder, as it allows you to attain the value of your shares.
Now it is your turn to come and vote at the Annual Meeting or send a Proxy so that you may be represented.
Send your Proxy by fax at (787) 706-4023 or (787) 749-4191.
It’s in your hands!